Exhibit 10.3

SECOND AMENDING AGREEMENT

THIS AGREEMENT dated as of September 24, 2021.

AMONG:

CANADIAN PACIFIC RAILWAY COMPANY (the “Borrower”) as Borrower,

and

CANADIAN PACIFIC RAILWAY LIMITED (the “Covenantor”), as Covenantor

OF THE FIRST PART

and

ROYAL BANK OF CANADA, a Canadian chartered bank, as administrative agent of the Lenders (hereinafter referred to as the “Agent”),

OF THE SECOND PART

and

EACH PERSON NAMED ON THE SIGNATURE PAGES HEREOF in their capacity as a Lender (hereinafter collectively referred to as the “Lenders” and individually, a “Lender”),

OF THE THIRD PART

WHEREAS the parties hereto entered into the Credit Agreement;

AND WHEREAS the parties hereto have agreed to amend and supplement certain provisions of the Credit Agreement as set out herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

1.	INTERPRETATION

1.1 In this Agreement and the recitals hereto, unless something in the subject matter or context is inconsistent therewith:

“Agreement” means this second amending agreement, as amended, modified, supplemented or restated from time to time;

“Amended Credit Agreement” means the Credit Agreement as amended and supplemented by this Agreement, and as the same may be further amended, modified, supplemented or restated from time to time;

“Credit Agreement” means the amended and restated credit agreement dated as of September 27, 2019, as amended by a first amending agreement dated as of April 9, 2021, among the Borrower, the Covenantor, the Agent and the Lenders; and

“Effective Date” means the date on which all of the conditions precedent in Section 4.1 of this Agreement have been satisfied or waived by the Lenders.

1.2 Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Credit Agreement.

1.3 The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto. Unless expressly indicated otherwise, all references to “Section” or “Sections” are intended to refer to a Section or Sections of the Credit Agreement.

2.	AMENDMENTS TO CREDIT AGREEMENT

2.1 Effective as of the Effective Date:

(a)

each of the 5 Year Lenders and the Agent agree that the definition “5 Year Maturity Date” in the Credit Agreement is amended by replacing the reference therein to “September 27, 2024” with “September 27, 2026”; and

(b)

each of the 2 Year Lenders and the Agent agree that the definition “2 Year Maturity Date” in the Credit Agreement is amended by replacing the reference therein to “September 27, 2021” with “September 27, 2023”.

2.2 Effective as of the Effective Date, each of the Agent and the Majority Lenders agree that the Credit Agreement is amended by:

(a)	replacing the reference to “CITIBANK, N.A., CANADIAN BRANCH” on the cover page with “CITIBANK, N.A.”;

(b)	deleting the definition of “DBRS” in its entirety from section 1.1 and replacing it with the following:

“DBRS” means DBRS Morningstar, a division of DBRS Limited, its Affiliates and their respective successors.”

(c)

amending section 2.5 by (i) deleting the second reference to “Floating Rate” in subparagraph (b) thereof, (ii) adding “and/or Drawings, as the case may be” immediately after the last reference to “Advances” therein and (iii) adding the following as the last paragraph of that section:

“Upon the Excess being eliminated by repayments (whether by the provision of cash or Cash Equivalents to the Administrative Agent) or by virtue of subsequent changes in the exchange rate, any funds or other assurances on deposit, together with interest thereon, shall be returned to the applicable Borrower.”

(d)	deleting sections 3.4(b) through (g) and adding the following as section 3.4(b):

“(b)	Benchmark Replacement:

(i)	Eurodollar Rate Replacement:

(A)

On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of Eurodollar Rate’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight, 1-month, 3-month, 6-month and 12- month Eurodollar Rate tenor settings. On the earlier of (I) the date that all Available Tenors of Eurodollar Rate have either permanently or indefinitely ceased to be provided by the IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (II) the Early Opt-in Effective Date, if the then-current Benchmark is Eurodollar Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Credit Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable in arrears on the last day of the Interest Period;

(B)

Notwithstanding anything to the contrary herein or in any other Credit Document, if a Term SOFR Transition Event and the Term SOFR Transition Time have occurred prior to any setting of the then-current Benchmark and a subsequent Benchmark Transition Event has not occurred, then the applicable Benchmark Replacement in subparagraph (a) of the definition thereof will replace the then-current Benchmark for all purposes hereunder or under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document;

(ii)

Replacing Future Benchmarks: Subject to 3.4(b)(i)(B), upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (Calgary Time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders. At any time that the administrator of the then- current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Accommodations to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of, or conversion to, Base Rate (Canada) Advance. During the period referenced in the foregoing sentence, the component of Base Rate (Canada) based upon the Benchmark will not be used in any determination of the Base Rate (Canada);

(iii)

Benchmark Replacement Conforming Changes: In connection with the implementation and administration of a Benchmark Replacement (including, for the avoidance of doubt, in connection with the occurrence of a Term SOFR Transition Event), the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement;

(iv)

Notices; Standards for Decisions and Determinations: The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, (B) the occurrence of a Term SOFR Transition Event and (C) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.4(b) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.4(b);

(v)

Unavailability of Tenor of Benchmark: At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or Eurodollar Rate), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings; and

(vi)

No Liability of the Administrative Agent: The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including any Benchmark Replacement) or the effect of any of the foregoing or of any Benchmark Replacement Conforming Changes.

As used in this Section 3.4(b), the following terms have the following meanings:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date;

“Benchmark” means, initially, Eurodollar Rate, provided that if a replacement of the Benchmark has occurred pursuant to Section 3.4(b), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof;

“Benchmark Replacement” means, for any Available Tenor:

(a)	For purposes of Section 3.4(b)(A), the first alternative set forth below that can be determined by the Administrative Agent:

(i)

the sum of: (A) Term SOFR and (B) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three- months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or

(ii)

the sum of: (A) Daily Simple SOFR and (B) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of Eurodollar Rate with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (i) of this Section; and

(b)

For purposes Section3.4(b)(ii), the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents;

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate (Canada)”, the definition of “Eurodollar Rate,” the definition of “Interest Period,” the definition of “Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, acting reasonably, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents);

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than Eurodollar Rate, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date (in which case the “Benchmark Transition Event” will occur on such specified date) to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored;

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its discretion, acting reasonably;

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 3:00 p.m. (Calgary time) on the fifth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Majority Lenders;

“Early Opt-in Election” means the occurrence of:

(a)

a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(b)

the joint election by the Administrative Agent and the Borrower to trigger a fallback from Eurodollar Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Floor” means the Benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Eurodollar Rate, and if for any reason no such Benchmark rate floor is provided, Floor shall be deemed to be zero;

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto;

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time);

“Term SOFR” means, for the applicable corresponding tenor, the forward- looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body;

“Term SOFR Notice” means a notification by the Administrative Agent to the

Lenders and the Borrower of the occurrence of a Term SOFR Transition Event;

“Term SOFR Transition Event” means the determination by the Administrative Agent that (i) Term SOFR has been recommended for use by the Relevant Governmental Body, (ii) the administration of Term SOFR is administratively feasible for the Administrative Agent and the Borrower and (iii) a Benchmark Replacement resulting in Term SOFR replacing any prior Benchmark has not previously occurred; and

“Term SOFR Transition Time” means 3.00 p.m. (Calgary time) on the fifth Business Day after a Term SOFR Notice has been provided to the Lenders and the Borrower pursuant to Section 3.4(b)(i)(B).”

(e)	amending section 3.5(a) by moving the reference to “or” at the end of subsection (ii) to subsection (iii) and adding the following as subsection (iv):

“(iv)

syndicated loans currently being executed, or that include language similar to that contained in this Section 3.5, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the CDOR Rate,”.

(f)	deleting the reference to “Cdn. $100,000,000” in section 9.1(g) and replacing it with “Cdn. $150,000,000”;

(g)	adding “(or any Affiliate)” immediately after the word “Covenantor” in section 9.1(i); and

(h)	deleting the reference to “5 Business Days” in the two places where that reference appears in section 12.10(c)(ii) and replacing both of those references with “10 Business Days”.

3.	REPRESENTATIONS AND WARRANTIES

3.1 The Covenantor hereby represents and warrants to and in favour of the Agent and the Lenders that as of the Effective Date:

(a)	there exists no Default or Event of Default; and

(b)

the representations and warranties contained in Section 7.1 of the Credit Agreement (other than any representations and warranties which expressly speak of an earlier date, and with this Agreement being a Credit Document and references to the Credit Agreement being deemed to be references to the Amended Credit Agreement) are true and correct.

4.	CONDITIONS PRECEDENT TO EFFECTIVENESS

4.1 This Agreement shall be effective on the date each of the following conditions precedent are satisfied (or waived by the Lenders hereunder):

(a)	the Borrower shall deliver or cause to be delivered to the Agent an executed copy of this Agreement for each Lender; and

(b)	each Lender shall have been paid all fees as have been agreed to with the Borrower in respect of this Agreement.

5.	CONFIRMATION OF CREDIT AGREEMENT AND OTHER DOCUMENTS

The Credit Agreement and the other Credit Documents to which the Covenantor and the Borrower are parties and all covenants, terms and provisions thereof, except as expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect. The Credit Agreement as amended hereby is hereby ratified and confirmed and shall from and after the date hereof continue in full force and effect. This Agreement shall, for all purposes, be considered to be a Credit Document. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

6.	FURTHER ASSURANCES

The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.

7.	COUNTERPARTS

This Agreement may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by fax or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, as in provided Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Transactions Act (Alberta), or any other similar laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada. The Administrative Agent may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.

8.	GOVERNING LAW

The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein, without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Borrower or the Covenantor may be found.

[signature pages follow]

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

CANADIAN PACIFIC RAILWAY COMPANY,
as Borrower

Per:	/s/ Nadeem Velani
Name:	Nadeem Velani
Title:	Executive Vice-President and Chief
Financial Officer

CANADIAN PACIFIC RAILWAY LIMITED,
as Covenantor

Per:	/s/ Nadeem Velani
Name:	Nadeem Velani
Title:	Executive Vice-President and Chief
Financial Officer

Signature page to Second Amending Agreement

THE ADMINISTRATIVE AGENT

ROYAL BANK OF CANADA

Per:	/s/ Susan Khokher

Authorized Signatory

Signature page to Second Amending Agreement

THE LENDERS

ROYAL BANK OF CANADA, as a Lender, a 5 Year Fronting Documentary Credit Lender and a 5 Year Swingline Lender

Per:	/s/ Tim VandeGriend
Tim VandeGriend
Authorized Signatory

Signature page to Second Amending Agreement

BANK OF MONTREAL

Per:	/s/ Jeff Cowan
Authorized Signing Officer
Jeff Cowan, Director

Per:
Authorized Signing Officer

Signature page to Second Amending Agreement

BANK OF AMERICA, N.A., CANADA BRANCH, as a Lender and a 5 Year Swingline Lender

Per:	/s/ Marc Ahlers
Marc Ahlers, Director

Signature page to Second Amending Agreement

BARCLAYS BANK PLC, as a Lender

Per:	/s/ Craig Malloy
Craig Malloy
Director

CANADIAN IMPERIAL BANK OF COMMERCE as a Lender, a 5 Year Fronting Documentary Credit Lender and a 5 Year Swingline Lender

Per:	/s/ Stephen Redding
Stephen Redding
Managing Director

Per:	/s/ Danielle Bentley
Danielle Bentley
Director

Signature page to Second Amending Agreement

CITIBANK, N.A., Canadian Branch, as a Lender

Per:	/s/ Jonathan Cain
Authorized Signing Officer
Jonathan Cain, Managing Director

Per:
Authorized Signing Officer

Signature page to Second Amending Agreement

HSBC BANK CANADA, as a Lender

Per:	/s/ Dieter Stefely
Authorized Signing Officer

Per:	/s/ Sudip Mukherjee
Authorized Signing Officer

Signature page to Second Amending Agreement

MORGAN STANLEY BANK, N.A., as a Lender

Per:	/s/ Michael King
Michael King
Authorized Signing Officer

Per:
Authorized Signing Officer

Signature page to Second Amending Agreement

MUFG BANK, LTD., CANADA BRANCH, as a Lender

Per:	/s/ Beau Filkowski
Beau Filkowski
Director

Per:
Authorized Signing Officer

Signature page to Second Amending Agreement

THE BANK OF NOVA SCOTIA as a Lender, a 5 Year Fronting Documentary Credit Lender and a 5 Year Swingline Lender

Per:	/ s / Michael Linder
Michael Linder
Director

Per:	/s/ Jonathan Leach
Jonathan Leach
Associate Director

Signature page to Second Amending Agreement

WELLS FARGO BANK N.A., CANADIAN BRANCH, as a Lender

Per:	/s/ Marc-Philippe Piché
Marc-Philippe Piché
Managing Director

Per:	/s/ Sean Buchan
Sean Buchan
Director

Signature page to Second Amending Agreement

ATB FINANCIAL, as a Lender

Per:	/s/ Maximiliano Herrera
Authorized Signing Officer Maximiliano Herrera
Senior Director - Corporate Banking

Per:	/s/ Nizar Walji
Authorized Signing Officer Nizar Walji
Associate Director

Signature page to Second Amending Agreement

FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC, as a Lender

Per:	/s/ Oliver Sumugod
Oliver Sumugod
Director

Per:	/s/ Matt van Remmen
Matt van Remmen
Managing Director

Signature page to Second Amending Agreement

SUMITOMO MITSUI BANKING CORPORATION, CANADA BRANCH, as a Lender

Per:	/s/ Ming Chang
Authorized Signing Officer Ming Chang
Managing Director

Per:
Authorized Signing Officer

Signature page to Second Amending Agreement